                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934 (Amendment
                                      No. )

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement     |_| Confidential, For use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12

                          Aftermarket Technology Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  ______________________________________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  ______________________________________________________________

         (4)      Proposed maximum aggregate value of transaction:
                  ______________________________________________________________

         (5)      Total fee paid:
                  ______________________________________________________________

         |_| Fee paid previously with preliminary materials:
                  ______________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ______________________________________________________________
         2)       Form, Schedule or Registration Statement No.:
                  ______________________________________________________________
         3)       Filing Party:
                  ______________________________________________________________
         4)       Date Filed:
                  ______________________________________________________________

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Aftermarket Technology Corp. on Wednesday, May 8, 2002, at 9:00 a.m. Central time at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois. Your Board of Directors and management look forward to greeting those stockholders who attend the meeting.

At this meeting you will be asked to elect directors and approve the adoption of a new stock incentive plan. Your Board of Directors recommends a vote FOR these proposals. The reasons for the Board's recommendation, as well as other important information, are contained in the accompanying Proxy Statement. You are urged to read the Proxy Statement carefully.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

Your interest and participation in the affairs of Aftermarket Technology Corp. are greatly appreciated.


/s/ Michael T. DuBose


Michael T. DuBose
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 1, 2002

                          AFTERMARKET TECHNOLOGY CORP.
                         ONE OAK HILL CENTER, SUITE 400
                            WESTMONT, ILLINOIS 60559

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------



To the Stockholders of
Aftermarket Technology Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aftermarket Technology Corp. will be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois on Wednesday, May 8, 2002, at 9:00 a.m., Central time, for the purposes of considering and acting upon the following:

         1. election of nine directors to hold office until the 2003 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

         2.       approval of the adoption of the 2002 Stock Incentive Plan; and

         3. transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 29, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.


                                 By Order of the Board of Directors,

                                 /s/ Joseph Salamunovich

                                 Joseph Salamunovich
                                 Secretary
Dated:  April 1, 2002

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          AFTERMARKET TECHNOLOGY CORP.
                         ONE OAK HILL CENTER, SUITE 400
                            WESTMONT, ILLINOIS 60559

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2002



                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aftermarket Technology Corp. for use at its Annual Meeting of Stockholders to be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois, on May 8, 2002 at 9:00 a.m., Central time, and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 3, 2002.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Aftermarket Technology Corp. Proxies may be solicited by our directors, officers and employees, none of whom will receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.


                                     VOTING

         The close of business on March 29, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On that date, there were 23,600,563 shares of our common stock outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the annual meeting. In all matters other than the election of directors, the affirmative vote of a majority of the issued and outstanding shares of common stock will be the act of stockholders. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. If a broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present for purposes of determining the existence of a quorum but will not be considered as present and entitled to vote with respect to that matter.

         Proxies will be voted in accordance with the instructions on the proxies. In the absence of instructions, proxies will be voted FOR Aftermarket Technology Corp.'s nominees for election as directors and in favor of the other proposals specifically identified in the Notice of Meeting accompanying this Proxy Statement. As April 1, 2002, the Board of Directors is not aware of any matters to be presented for action at the annual meeting other than those specifically identified in the Notice of Meeting. However, should any other matters come before the annual meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the annual meeting or any adjournment thereof.

         Any stockholder has the power to revoke his or her proxy at any time before it is voted at the annual meeting by submitting written notice of revocation to our corporate secretary or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the annual meeting and elects to vote the shares represented by the proxy in person.


                              ELECTION OF DIRECTORS

         Our directors are elected annually. The term of office of all present directors expires on the date of the annual meeting, at which nine directors are to be elected to serve for the ensuing year and until their successors are elected and qualified. The nominees for election as directors are:

         Robert Anderson              Dr. Michael J. Hartnett
         Richard R. Crowell           Gerald L. Parsky
         Michael T. DuBose            Richard K. Roeder
         Dale F. Frey                 J. Richard Stonesifer
         Mark C. Hardy

         All of the nominees currently serve as directors of Aftermarket Technology Corp. For information regarding each nominee, see
"Management--Directors and Executive Officers."

         Should any nominees become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of our knowledge, all nominees are and will be available to serve.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors and executive officers are as follows:


NAME                              AGE        POSITIONS
----                              ---        ---------
Michael T. DuBose                 48         Chairman of the Board, President and Chief Executive Officer
Barry C. Kohn                     46         Vice President and Chief Financial Officer
Lawrence W. Baker                 59         Vice President, Automotive Sales and Marketing
John J. Machota                   50         Vice President, Human Resources
Mary T. Ryan                      48         Vice President, Communications and Investor Relations
Joseph Salamunovich               42         Vice President, General Counsel and Secretary
Paul J. Komaromy                  52         President, Aaron's Automotive Products, Inc. and Component
                                             Remanufacturing Specialists, Inc.
Matt J. Pieper                    42         President, ATC Logistics
Robert Anderson                   81         Director
Richard R. Crowell                47         Director
Dale F. Frey                      69         Director
Mark C. Hardy                     38         Director
Dr. Michael J. Hartnett           56         Director
Gerald L. Parsky                  59         Director
Richard K. Roeder                 53         Director
J. Richard Stonesifer             65         Director

         MICHAEL T. DUBOSE joined us as Chairman of the Board, President and Chief Executive Officer in 1998. Prior to that he served as a consultant to Aurora Capital Group from 1997. From 1995 to 1997, Mr. DuBose was Chairman and Chief Executive Officer of Grimes Aerospace Company, an international engineering, manufacturing and distribution company. From 1993 to 1995, he served as Senior Vice President of SAI Corporation's computer equipment manufacturing and systems sector. Prior to that, Mr. DuBose held various positions at General Instrument and General Electric Company. Mr. DuBose holds an M.S. in Management from the Stanford University Graduate School of Business.

         BARRY C. KOHN joined us as Vice President and Chief Financial Officer in January 1999. During 1998 he served as a self-employed financial consultant. From 1995 to 1997, Mr. Kohn was Senior Vice President and Chief Financial Officer of Grimes Aerospace Company. Between 1987 and 1995, he held increasingly senior positions at Grimes including Treasurer, Controller and Manager of Business Planning. Mr. Kohn holds a Masters of Accounting from The Ohio State University and is a Certified Public Accountant (inactive).

         LAWRENCE W. BAKER joined us as Vice President, Automotive Sales & Marketing in January 2001. Prior to that, Mr. Baker was employed for 35 years with DaimlerChrysler, most recently serving as Vice President of the Mopar Parts division from 1999 to 2000, as General Manager of Mopar from 1994 to 1999, as General Manager of the Jeep/Eagle division from 1990 to 1994 and as General Manager of the Dodge Car & Truck division from 1989 to 1990. Mr. Baker holds a B.S. in Marketing from The Ohio State University.

         JOHN J. MACHOTA joined us as Vice President, Human Resources in 1997. From 1996 to 1997, he was a self-employed human resources consultant. From 1995 to 1996, Mr. Machota was Vice President, Compensation for Waste Management, Inc. and from 1993 to 1995, served as Waste Management's Vice President, Human Resource Services. From 1986 to 1993, Mr. Machota was Vice President, Human Resources for a subsidiary of Waste Management and prior to that held various other positions in the human resources area. Mr. Machota holds an M.S. in Industrial Relations from Loyola University.

         MARY T. RYAN joined us as Vice President, Communications and Investor Relations in April 1999. From 1996 to 1998, Ms. Ryan served as Vice President, Corporate Affairs for American Disposal Services, Inc. From 1995 to 1996, she was a self-employed public relations consultant. Prior to that, Ms. Ryan was employed for more than ten years with Waste Management, Inc. Ms. Ryan holds an M.B.A. from DePaul University.

         JOSEPH SALAMUNOVICH joined us as Vice President, General Counsel and Secretary in 1997. From 1995 to 1997, Mr. Salamunovich was a partner in the law firm of Gibson, Dunn & Crutcher LLP, where he specialized in corporate and securities law matters. Mr. Salamunovich holds a J.D. from Loyola Law School.

         PAUL J. KOMAROMY joined us in February 2000 as President of our Aaron's Automotive Products, Inc. subsidiary. He has also served as President of our Component Remanufacturing Specialists, Inc. subsidiary since January 2001. From 1997 to 1999, Mr. Komaromy was Vice President and General Manager of the Engine Systems and Accessories division of AlliedSignal, Inc. From 1987 to 1997, Mr. Komaromy was employed with Grimes Aerospace, serving as Senior Vice President and General Manager of the Vision Systems division from 1996 to 1997 and as Senior Vice President, Operations and Engineering from 1991 to 1995. From 1978 to 1987, Mr. Komaromy was employed with the Power Systems division of Cooper Industries. Mr. Komaromy holds an M.S. in Industrial Administration from the Carnegie-Mellon University Graduate School of Industrial Administration.

         MATTHEW J. PIEPER joined us as General Manager of the Logistics Services business unit in October 1998 and served as Vice President of ATC Logistics from June 2000 until November 2000 when he became President of ATC Logistics. Prior to joining us, Mr. Pieper served as a Regional Distribution Manager for the Perrier division of Nestle Foods from 1996 to 1998. Before that, he served in various logistics and manufacturing positions for the Pepsi-Cola Company from 1989 to 1996. Mr. Pieper holds a B.B.A. in Transportation/Logistics from Iowa State University and an M.B.A. from Baylor University.

         ROBERT ANDERSON became a director in 1997. Mr. Anderson has been associated with Rockwell International Corporation since 1968, where he has been Chairman Emeritus since 1990 and served previously as Chairman of the Executive Committee from 1988 to 1990 and as Chairman of the Board and Chief Executive Officer from 1979 to 1988.

         RICHARD R. CROWELL became a director in 1994. Mr. Crowell is President and a founding partner of Aurora Capital Group and has been with Aurora Capital Group since it was founded in 1991.

         DALE F. FREY became a director in 1997. Prior to his retirement in 1997, Mr. Frey was Chairman of the Board, President and Chief Executive Officer of General Electric Investment Corporation, a position he had held since 1984, and was a Vice President of General Electric Company since 1980. Mr. Frey is a director of Praxair, Inc., Roadway Express, Community Health Systems, Yankee Candle and McLeod USA.

         MARK C. HARDY became a director in 1994. Mr. Hardy is a Managing Director and partner of Aurora Capital Group. Prior to joining Aurora Capital Group in 1993, Mr. Hardy was an Associate and Consultant at Bain & Company, a consulting firm.

         DR. MICHAEL J. HARTNETT became a director in 1994. Since 1992, Dr. Hartnett has been Chairman, President and Chief Executive Officer of Roller Bearing Company of America, Inc., a manufacturer of ball and roller bearings. Prior to joining Roller Bearing in 1990 as General Manager of its Industrial Tectonics subsidiary, Dr. Hartnett spent 18 years with The Torrington Company, a subsidiary of Ingersoll-Rand.

         GERALD L. PARSKY became a director in 1997. Mr. Parsky is the Chairman and a founding partner of Aurora Capital Group. Prior to forming Aurora Capital Group in 1991, Mr. Parsky was a senior partner and a member of the Executive and Management Committees of the law firm of Gibson, Dunn & Crutcher LLP. Prior to that, he served as an official with the United States Treasury Department and the Federal Energy Office, and as Assistant Secretary of the Treasury for International Affairs.

         RICHARD K. ROEDER became a director in 1994. Mr. Roeder is a founding partner and Managing Director of Aurora Capital Group. Prior to forming Aurora Capital Group in 1991, Mr. Roeder was a partner in the law firm of Paul, Hastings, Janofsky & Walker, where he served as Chairman of the firm's Corporate Law Department and a member of its National Management Committee.

         J. RICHARD STONESIFER became a director in 1997. Prior to his retirement in 1996, Mr. Stonesifer was employed with the General Electric Company for 37 years, serving most recently as President and Chief Executive Officer of GE Appliances, and was an executive officer and Senior Vice President of the General Electric Company, from January 1992 until his retirement. Mr. Stonesifer is a director of Polaris Industries, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS AND BOARD MEETINGS

         We have an Audit Committee and a Compensation and Human Resources Committee. We do not have a nominating committee. Director nominations are made by the full Board of Directors.

         The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight role relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The Audit Committee is governed by a written charter approved by the Board of Directors. During the first four months of 2001 the Audit Committee was comprised of Messrs. Anderson, Frey (Chairman) and Roeder. In May 2001, Mr. Roeder resigned from the Audit Committee because his affiliation with Aurora Capital Group prevented him from being independent for purposes of the Nasdaq listing standards. Mr. Hartnett was appointed to take Mr. Roeder's place on the Audit Committee. Messrs. Anderson, Frey and Hartnett are independent as defined by the Nasdaq listing standards. The Audit Committee met eight times during 2001.

         The Compensation and Human Resources Committee establishes our general compensation policies, establishes the specific compensation programs that we utilize with respect to our executive officers and makes recommendations to the Board of Directors regarding the salaries of executive officers and the granting of stock options to eligible employees. During 2001 the Compensation and Human Resources Committee was comprised of Messrs. Crowell, Parsky and Stonesifer (Chairman). The Compensation and Human Resources Committee met four times during 2001.

         The Board of Directors held five meetings during 2001. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he served in 2001.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for service on the Board of Directors or its committees, and we do not expect to pay fees to our directors in the foreseeable future. Directors are reimbursed for their expenses in connection with attending Board and committee meetings.

         At the time that Messrs. Anderson, Frey and Stonesifer joined the Board of Directors in 1997, they were each granted options to purchase 12,000 shares of our common stock at an exercise price of $15.25, $18.25 and $18.25 per share, respectively. In May 1998 these three directors were each granted additional options to purchase 24,000 shares of the common stock at an exercise price of $18.125 per share. In November 1998 the 36,000 options previously granted to each of Messrs. Anderson, Frey and Stonesifer were canceled and replaced with an equal number of new options with an exercise price of $5.3125 per share. In 1999 these three directors were each granted additional options to purchase 14,000 shares of the common stock at an exercise price of $9.00 per share, in 2000 they were each granted additional options to purchase 25,000 shares of the common stock at an exercise price of $11.125 per share, and in 2001 they were each granted additional options to purchase 30,000 shares of the common stock at an exercise price of $5.06 per share. In 2001, Mr. Hartnett was also granted options to purchase 30,000 shares of the common stock at an exercise price of $5.06 per share. All of the currently outstanding options granted to Messrs. Anderson, Frey, Hartnett and Stonesifer have an exercise price equal to the closing price of a share of our common stock on the Nasdaq National Market System on the date the options were granted.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers, directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to us. Based solely on a review of the copies of the forms that we received, we believe that all such forms required during 2001 were filed on a timely basis, except for the Form 5 of Mr. Crowell for 2001, which was filed two weeks late.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, for the three most recently completed fiscal years, the cash compensation, for services to us in all capacities, of
(i) our Chief Executive Officer and (ii) the persons who as of December 31, 2001 were the four other most highly compensated executive officers of Aftermarket Technology Corp. and its subsidiaries:

                                                        ANNUAL                  LONG-TERM
                                                     COMPENSATION           COMPENSATION AWARDS
                                                 ----------------------    --------------------
                                                                           NUMBER OF SECURITIES
                                                                                  UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY       BONUS (1)        OPTIONS (#) (2)        COMPENSATION
---------------------------            ----      ------       ---------        ---------------        ------------
 Michael T. DuBose                     2001     $474,615      $1,211,615           100,000             $ 22,139 (3)
   Chairman, President and             2000      470,000         425,777           100,000               23,800 (3)
   Chief Executive Officer             1999      400,000         319,500             --                 203,940 (4)

 Lawrence W. Baker (5)                 2001     $289,327       $ 221,587            75,000             $ 36,000 (6)
   Vice President, Automotive Sale     2000        --              --                --                    --
   and Marketing                       1999        --              --                --                    --

 Barry C. Kohn                         2001     $271,731       $ 361,042            75,000             $ 12,548 (3)
   Chief Financial Officer             2000      270,000         130,451            35,000                5,400 (7)
                                       1999      226,154         110,000            90,000               36,963 (8)

 Matt J. Pieper (9)                    2001     $225,000       $ 228,244            37,000             $ 15,043 (3)
   President, ATC Logistics            2000      161,904         210,000            35,000               10,576 (10)
                                       1999      117,616          84,035             5,000                9,725 (10)

 Joseph Salamunovich                   2001     $201,154       $ 177,788            30,000             $ 12,256 (3)
   Vice President, General Counsel     2000      197,308          96,630            20,000                2,599 (7)
   and Secretary                       1999      186,077          90,000            20,000                1,321 (7)
---------------

  (1) Bonuses for a particular year are generally paid during the first quarter of the following year.

  (2) Consists of options to purchase shares of our common stock, which options were issued pursuant to our 1996 Stock Incentive Plan, 1998 Stock Incentive Plan or 2000 Stock Incentive Plan. Pursuant to the Stock Incentive Plans, the Compensation and Human Resources Committee of the Board of Directors makes recommendations to the Board of Directors regarding the amount, terms and conditions of each option to be granted.

  (3)  Consists of allowances for automobile, club dues and financial planning.

  (4) Includes (i) $176,770 of relocation benefits (including $76,770 of income tax "gross up") and (ii) $14,954 of automobile allowance.

  (5)  Mr. Baker joined us in January 2001.

  (6) Consists of a hiring bonus and allowances for club dues and financial planning.

  (7)  Consists of allowances for club dues and financial planning.

  (8) Includes $31,750 of relocation benefits (including $11,750 of income tax "gross up").

  (9) Mr. Pieper joined us in October 1998 and became President of ATC Logistics in November 2000. At that time his annual base salary was increased to $225,000.

  (10) Consists of an automobile allowance.

         Set forth below is the annual base salary for our Chief Executive Officer and each of our four other most highly compensated executive officers as of March 1, 2002:

                                                             ANNUAL
                         NAME                              BASE SALARY
-----------------------------------------------------      -----------
Michael T. DuBose....................................        $550,000
Lawrence W. Baker....................................         315,000
Barry C. Kohn........................................         300,000
Paul J. Komaromy.....................................         270,000
Matt J. Pieper.......................................         225,000

OPTION GRANTS TABLE

         Shown below is information concerning grants of options during 2001 to our Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 2001:

                                     INDIVIDUAL
                                       GRANTS                                               POTENTIAL REALIZABLE
                            ------------------------------                                     VALUE AT ASSUMED
                               NUMBER OF       % OF TOTAL                                      ANNUAL RATES OF
                              SECURITIES         OPTIONS                                         STOCK PRICE
                              UNDERLYING       GRANTED TO       EXERCISE                         APPRECIATION
                            OPTIONS GRANTED   EMPLOYEES IN        PRICE       EXPIRATION      FOR OPTION TERM(1)
NAME                              (#)          FISCAL YEAR      ($/SHARE)        DATE        5% ($)      10% ($)
----------------------      ---------------   ------------      --------      ----------    --------     --------
Michael T. DuBose......        100,000(2)         13.4            $5.060         5/9/11     $318,221     $806,434
Lawrence W. Baker......         75,000(3)         10.1            $4.563        2/20/11      215,223      545,419
Barry C. Kohn..........         75,000(2)         10.1            $5.060         5/9/11      238,666      604,825
Matt J. Pieper.........         37,000(2)          5.0            $5.060         5/9/11      117,742      298,380
Joseph Salamunovich....         30,000(2)          4.0            $5.060         5/9/11       95,466      241,930
---------------

  (1) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the common stock, continued employment of the optionee through the term of the options, and other factors.

  (2) These options were granted under the 2000 Stock Incentive Plan. One third of the options vest and become exercisable on each of May 9, 2002, 2003 and 2004.

  (3) These options were granted under the 1996 Stock Incentive Plan. One third of the options vest and become exercisable on each of February 20, 2002, 2004 and 2006.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         Shown below is information relating to (i) the exercise of stock options during 2001 by our Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 2001 and (ii) the value of unexercised options for each of the CEO and such executive officers as of December 31, 2001:

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                      OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                             ACQUIRED ON       VALUE       ----------------------------  ---------------------------
           NAME                EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------      -------------   ------------   ------------   -------------  -----------   -------------
Michael T. DuBose......            --            --          533,334         166,666     $4,758,753     $1,431,497
Lawrence W. Baker......            --            --             --            75,000          --           872,775
Barry C. Kohn..........            --            --           71,667         128,333        725,692      1,281,687
Matt J. Pieper.........            --            --           15,334          64,666        137,069        654,387
Joseph Salamunovich....            --            --           43,393          71,695        115,756        514,822
---------------

  (1) Based on the closing price of our common stock on the Nasdaq National Market System on December 31, 2001, which was $16.20 per share.

EMPLOYMENT AGREEMENTS

         In January 2002 we entered into a new two-year employment agreement with Mr. DuBose, which includes a noncompetition provision for a period of 24 months from the termination of Mr. DuBose's employment and a nondisclosure provision. The agreement also provides that if Mr. DuBose ceases to be employed by us for any reason other than termination for cause or voluntary resignation, he would receive severance payments equal to two times his base salary plus two times his target bonus under our incentive compensation plan plus a pro rata portion of his incentive compensation bonus for the year in which he ceases to be employed. Mr. DuBose would also receive medical benefits for up to ten years following the end of his employment.

         We typically enter into an employment agreement with each of our other executive officers that provides for a three-year term and is automatically renewable thereafter on a year-to-year basis. The agreement includes a noncompetition provision for a period of 18 months from the termination of the executive officer's employment as well as a nondisclosure provision. The executive officer is entitled to severance equal to his or her base salary for a period of 12 months after termination if he or she is terminated without cause, except in the cases of Mr. Kohn, whose severance period is 18 months.

STOCK INCENTIVE PLANS

         Pursuant to our 1996, 1998 and 2000 Stock Incentive Plans, officers, directors, employees and consultants of Aftermarket Technology Corp. and its affiliates are eligible to receive options to purchase shares of our common stock and other awards. Awards under the 1996 Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Awards under the 1998 and 2000 Plans may take the form of stock options, incentive bonuses and incentive stock.

         The Stock Incentive Plans are administered by the Compensation and Human Resources Committee of the Board of Directors, although the Board of Directors may exercise any of the Committee's authority under the Plans in lieu of the Committee's exercise thereof. While the Stock Incentive Plans permit the Committee to grant awards, such grants are typically made by the Board of Directors based on the Committee's recommendations regarding the recipients and type and amount of awards. Subject to the express provisions of the Stock Incentive Plans, the Compensation and Human Resources Committee has broad authority in administering and interpreting the Plans. Options granted to employees may be options intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to so qualify. Awards to employees may include a provision terminating the award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events. The vesting of stock options will be accelerated in the event of a change of control of Aftermarket Technology Corp.

         The aggregate number of shares of our common stock that can be issued under the Stock Incentive Plans may not exceed 4,350,000. As of March 1, 2002, there were outstanding options to purchase an aggregate of 2,208,223 shares of common stock granted to directors, officers, employees and certain independent contractors pursuant to the Plans, and the number of shares available for issuance pursuant to options yet to be granted under the Plans was 167,811.

         In most cases, outstanding options are subject to certain vesting provisions and expire on the tenth anniversary of the date of grant. The exercise prices of options outstanding under the Stock Incentive Plans as of March 1, 2002 are as follows:


         NUMBER OF OPTION
              SHARES                   EXERCISE PRICE
         ----------------              --------------
              20,000                    $  4.438
             101,000                       4.563
              24,000                       4.67
             367,500                       5.00
              95,000                       5.0312
             550,000                       5.06
              90,000                       5.3125
               3,000                       5.563
               3,666                       6.875
              23,500                       8.50
              12,500                       8.9375
             106,326                       9.00
              15,000                       9.125
             200,000                      10.00
             272,643                      11.125
             162,000                      11.4375
               2,000                      11.80
              35,088                      14.75
              49,000                      18.125
              25,000                      18.25
              51,000                      19.00
           ---------
           2,208,223

         For information regarding options granted to our directors and officers, see "Security Ownership of Certain Beneficial Owners and Management."


REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE ON EXECUTIVE
COMPENSATION

         Our executive compensation program is administered by the Compensation and Human Resources Committee of the Board of Directors, which consists of three non-employee directors: Messrs. Crowell, Parsky and Stonesifer.

         COMPENSATION PHILOSOPHY

         The goals of our executive compensation program are to align compensation with business objectives and performance, and to ensure that we are able to attract, retain and motivate high caliber executives whose contributions are critical to our long-term success. A substantial portion of executive compensation is to be linked to increased stockholder value and achievement of financial results. The existing executive compensation program consists of three elements: base salary, short-term incentives (annual bonus) and long-term incentives (stock options). Each executive's compensation is linked to the achievement of both our annual operating plan and specific individual goals. In addition, we periodically review competitive pay levels for senior executives at comparable companies.

         Federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. There is an exception to this rule for "performance-based compensation." The Compensation and Human Resources Committee's objective is that our compensation programs conform with federal law, to the extent possible, so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation in excess of $1 million that qualifies as "performance-based" or is otherwise exempt. However, we have paid and may pay compensation that is not deductible in limited circumstances when prudent management so requires.

         BASE SALARY

         The initial base salaries of our executive officers are set forth in their employment agreements, which were negotiated between us and the officers at the time the officers joined us. See "Executive Compensation-- Employment Agreements." With respect to increases in base salary for any executive officers other than the Chief Executive Officer, the Compensation and Human Resources Committee receives recommendations from the Chief Executive Officer, which it considers, modifies (if appropriate) and approves. The recommendations, as approved by the Committee, are then submitted to the full Board of Directors for its consideration and approval. The salary level for each person reflects, among other things, the Committee's assessment of (i) the base salary necessary to attract and retain a person with the skills and knowledge required by the position, (ii) the position's accountability and impact on our results, and
(iii) external salary data for the similar position at comparable companies.

         SHORT-TERM INCENTIVES - ANNUAL PERFORMANCE BONUS

         With respect to annual performance bonuses for each of our executive officers other than the Chief Executive Officer, the Chief Executive Officer submits recommendations to the Compensation and Human Resources Committee at the beginning of the year. The recommendations consist of target bonuses (stated as a percentage of base salary) tied to specific levels of achievement of the relevant operating plan for the year. Bonuses for executive officers at the corporate headquarters (E.G., the Chief Financial Officer) are tied to our overall operating plan while bonuses for executive officers at our various business units are tied to both our overall operating plan and the relevant business unit's operating plan. The Committee then considers, modifies (if appropriate) and approves the Chief Executive Officer's recommendations, after which they are submitted to the full Board of Directors for consideration and approval. Following the end of the year, the bonuses are awarded by the Compensation and Human Resources Committee based on the extent to which we and the business units achieve our operating plans for the year, as well as the Chief Executive Officer's and Committee's assessment of each executive officer's individual performance during the year relative to the individual performance criteria established by the Committee at the beginning of the year for each of the executive officers.

         The annual operating plans for us and for each of our business units for a given year are recommended by the Chief Executive Officer to the Board of Directors for its approval at the beginning of the year.

         LONG-TERM INCENTIVES - STOCK OPTIONS

         During 2001, we granted stock options to certain of our executive officers under the 1996 and 2000 Stock Incentive Plans. As part of our compensation program, the Chief Executive Officer annually submits to the Compensation and Human Resources Committee for its approval a list of executive officers who are being recommended for stock option awards, together with the recommended sizes of their awards. In assessing these recommendations, the Committee's primary considerations are the performance of each executive officer, the grant value of the award and the number of options previously granted. The recommendations, as approved by the Committee, are then submitted to the full Board of Directors for its consideration and approval.

         Each grant enables the officer to acquire, subject to the completion of a vesting period, shares of our common stock at a fixed price per share (the market price on the date of grant) over a ten-year period. The option grant vests in periodic installments over a three- to five-year period, contingent upon the executive officer's continued employment with us.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. DuBose's base salary was increased from $470,000 to $550,000 in December 2001 based upon the Compensation and Human Resources Committee's review of external compensation data provided by an independent compensation consulting firm, our performance in meeting our 2001 operational and financial targets, and our desire to enter into a new employment agreement with Mr. DuBose.

         At the beginning of 2001, the Compensation and Human Resources Committee established Mr. DuBose's target bonus for the year at 75% of base salary. In establishing this target bonus, the Committee took into consideration the significant improvements that we would have to make during the year in order to achieve our 2001 operating plan. The plan called for income from continuing operations before special charges and non-recurring items to increase 29% over 2000, EBITDA to increase 14.8% over 2000, and debt to decrease by 6.8% over 2000. In establishing Mr. DuBose' actual bonus after the completion of the year, the Committee took the following factors into consideration: (i) we achieved an actual increase of 42% in income from continuing operations, an actual increase of 17.1% in EBITDA, and debt actually decreased by 13.1%; (ii) the value of our stock increased nearly 300% during 2001; and (iii) Mr. DuBose played an integral part in the success of our public offering that was completed in early 2002.

         Mr. DuBose was awarded a stock option grant of 100,000 shares during 2001. This grant vests over a three-year period and has an exercise price of $5.06, which represented the fair market value of the common stock on the date of grant.

         SUMMARY

         The Compensation and Human Resources Committee believes that the current compensation arrangements provide the Chief Executive Officer and our other executive officers with the incentive to perform at superior levels and in a manner that is directly aligned with the economic interests of our stockholders.

                               The Compensation and Human Resources Committee
                                      J. Richard Stonesifer, Chairman
                                      Richard R. Crowell
                                      Gerald L. Parsky

         The report of the Compensation and Human Resources Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The members of the Compensation and Human Resources Committee are Messrs. Crowell, Parsky and Stonesifer. Messrs. Crowell and Parsky are (i) two of the three stockholders and directors of Aurora Advisors, Inc., the general partner of Aurora Capital Partners, which is the general partner of Aurora Equity Partners, L.P., our largest stockholder, and (ii) two of the three stockholders and directors of Aurora Overseas Advisors, Ltd., the general partner of Aurora Overseas Capital Partners L.P., the general partner of Aurora Overseas Equity Partners I, L.P., another of our significant stockholders. See "Security Ownership of Certain Beneficial Owners and Management." In addition, Messrs. Crowell and Parsky are the senior members of Aurora Capital Group (of which Aurora Equity Partners and Aurora Overseas Equity Partners are a part), which provides investment banking and management services to us pursuant to a management services agreement. See "Certain Relationships and Related Transactions."

                                PERFORMANCE GRAPH

         The following graph shows the total return to our stockholders compared to a Peer Group and the Nasdaq Market Index over the period from December 31, 1996 to December 31, 2001.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
        AFTERMARKET TECHNOLOGY CORP., PEER GROUP AND NASDAQ MARKET INDEX

                                    [GRAPH]

                   ASSUMES $100 INVESTED ON DEC. 31, 1996
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2001

                                             12/31/96    12/31/97    12/31/98    12/31/99     12/31/00     12/31/01
                                             --------    --------    --------    --------     --------     --------
  Aftermarket Technology Corp.............    100.00      105.07        45.65       69.20       12.68         93.91
  Peer Group Index........................    100.00      126.56       135.38       88.91       85.65        120.93
  Nasdaq Market Index.....................    100.00      122.32       172.52      304.29      191.25        152.46

         The Peer Group was originally comprised of seven publicly-traded companies engaged primarily in businesses in the automotive aftermarket that are comparable to ours and, in management's opinion, most closely represent our peer group. Two of the Peer Group companies ceased to be publicly traded during 1998. In 1999 another company was removed from the Peer Group because it was no longer engaged primarily in automotive aftermarket businesses and we believed it was no longer comparable to us. The current members of the Peer Group are Exide Corp., Federal-Mogul Corp., Genuine Parts Co. and Standard Motor Products.

         Each line on the stock performance graph assumes that $100 was invested in our common stock and the respective indices at the closing price on December 31, 1996. The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on December 31, 2001. As of March 11, 2002, the investments in Aftermarket Technology Corp., the Peer Group and the Nasdaq Market Index would have been worth $106.96, $122.94 and $135.61, respectively.

         The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of our common stock (the only class of issued and outstanding voting securities), as of March 1, 2002 by each of our directors, our Chief Executive Officer, each of our four other most highly compensated executive officers as of December 31, 2001, our directors and executive officers as a group, and each person who at March 1, 2002 was known to us to beneficially own more than 5% of the outstanding common stock.

                                                                                    NUMBER OF          VOTING
                                                                                    SHARES (1)       PERCENTAGE
                                                                                    -----------     ------------
Aurora Equity Partners L.P. (other beneficial owners: Richard R.
   Crowell, Gerald L. Parsky and Richard K. Roeder) (2)(3).................          12,324,746        59.1
Aurora Overseas Equity Partners I, L.P. (other beneficial owners:
   Richard R. Crowell, Gerald L. Parsky and Richard K. Roeder) (4)(5)......           5,250,960        25.2
General Electric Pension Trust (6).........................................           2,479,539        11.9
Michael T. DuBose (7)......................................................             588,737         2.8
Lawrence W. Baker (8)......................................................              25,000         *
Barry C. Kohn (9)..........................................................             137,454         *
Matt J. Pieper (10)........................................................              26,075         *
Joseph Salamunovich (11)...................................................              55,089         *
Robert Anderson (12)(13)...................................................              73,295         *
Richard R. Crowell (2)(3)(4)(5)(13)........................................          13,668,592        65.6
Dale F. Frey (14)..........................................................              60,181         *
Mark C. Hardy (13)(15).....................................................              26,059         *
Dr. Michael J. Hartnett (16)...............................................              93,966         *
Gerald L. Parsky (2)(3)(4)(5)(13)(17)......................................          13,668,592        65.6
Richard K. Roeder (2)(3)(4)(5)(13).........................................          13,668,592        65.6
J. Richard Stonesifer (18).................................................              80,216         *
All directors and officers as a group (16 persons) (19)....................          14,872,134        67.9

---------------
  * Less than 1%.

(1) The shares of common stock underlying options granted under the 1996, 1998 and 2000 Stock Incentive Plans that are exercisable as of March 1, 2002 or that will become exercisable within 60 days thereafter (such options being referred to as "exercisable") are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person.

(2) Aurora Equity Partners is a Delaware limited partnership, the general partner of which is Aurora Capital Partners, a Delaware limited partnership, whose general partner is Aurora Advisors, Inc. Messrs. Crowell, Parsky and Roeder are the sole stockholders and directors of Aurora Advisors, are limited partners of Aurora Capital Partners and may be deemed to beneficially share ownership of the common stock beneficially owned by Aurora Equity Partners and may be deemed to be the organizers of Aftermarket Technology Corp. under regulations promulgated under the Securities Act of 1933, as amended. Aurora Equity Partners' address is 10877 Wilshire Boulevard, Suite 2100, Los Angeles, CA 90024.

(3) Consists of (i) 8,417,632 shares owned by Aurora Equity Partners, (ii) 2,479,539 shares owned by the General Electric Pension Trust (see Note 6 below) and (iii) 1,427,575 shares that are subject to an irrevocable proxy granted to the Aurora partnerships by some of the original stockholders, including Messrs. Anderson, Crowell, Hardy, Parsky and Roeder (the "Aurora Proxy"). The Aurora Proxy terminates upon the earlier of the transfer of such shares or July 31, 2004.

(4) Aurora Overseas Equity Partners is a Cayman Islands limited partnership the general partner of which is Aurora Overseas Capital Partners, L.P., a Cayman Islands limited partnership, whose general partner is Aurora Overseas Advisors, Ltd. Messrs. Crowell, Parsky and Roeder are the sole stockholders and directors of Aurora Overseas Advisor, are limited partners of Aurora Overseas Capital Partners and may be deemed to beneficially own the shares of the common stock beneficially owned by Aurora Overseas Equity Partners. Aurora Overseas Equity Partners' address is West Wind Building, P.O. Box 1111, Georgetown, Grand Cayman, Cayman Islands, B.W.I.

(5) Consists of (i) 1,343,846 shares owned by Aurora Overseas Equity Partners, (ii) 2,479,539 shares owned by the General Electric Pension Trust (see Note 6 below) and (iii) 1,427,575 shares that are subject to the Aurora Proxy.

(6) With limited exceptions, the General Electric Pension Trust has agreed to vote these shares in the same manner as the Aurora partnerships vote their respective shares of common stock. This provision terminates upon the earlier of the transfer of such shares or July 31, 2004. The GE Pension Trust's address is 3003 Summer Street, Stamford, CT 06905.

(7) Includes 566,667 shares subject to exercisable options. Excludes 133,333 shares subject to options that are not exercisable.

(8) Consists of shares subject to exercisable options. Excludes 50,000 shares subject to options that are not exercisable.

(9) Includes 113,333 shares subject to exercisable options. Excludes 86,667 shares subject to options that are not exercisable.

(10) Includes 15,334 shares subject to exercisable options. Excludes 64,666 shares subject to options that are not exercisable.

(11) Consists of shares subject to exercisable options. Excludes 59,999 shares subject to options that are not exercisable.

(12) Includes 53,667 shares subject to exercisable options. Excludes 51,333 shares subject to options that are not exercisable.

(13) The shares actually owned by this person (as distinguished from the shares that this person is deemed to beneficially own) are subject to the Aurora Proxy.

(14) Includes (i) 15,257 shares owned by a limited partnership of which Mr. Frey is general partner, (ii) 4,000 shares held by him as trustee for his grandchildren and (iii) 35,667 shares subject to exercisable options. Excludes 51,333 shares subject to options that are not exercisable. Mr. Frey disclaims beneficial ownership of 96% of the shares owned by the limited partnership.

(15)     Includes 12,000 shares subject to exercisable options.

(16) Includes 70,176 shares subject to exercisable warrants. Excludes 30,000 shares subject to options that are not exercisable.

(17) Includes 2,000 shares held by Mr. Parsky's wife, as to which Mr. Parsky disclaims beneficial ownership.

(18) Includes 53,667 shares subject to exercisable options. Excludes 51,333 shares subject to options that are not exercisable.

(19) Includes 1,055,602 shares subject to exercisable options and warrants. Excludes 753,662 shares subject to options that are not exercisable.


                              CERTAIN TRANSACTIONS

         We believe the transactions described below were beneficial to us and were on terms at least as favorable to us as could have been obtained from unaffiliated third parties pursuant to arms-length negotiations.

RELATIONSHIP WITH AURORA CAPITAL GROUP

         Aftermarket Technology Corp. was formed in 1994 at the direction of Aurora Capital Group as a vehicle to acquire and consolidate companies in the fragmented drivetrain remanufacturing industry. Aurora Capital Group is controlled by three of our directors, Messrs. Crowell, Parsky and Roeder. A fourth director, Mr. Hardy, is also a partner in Aurora Capital Group.

         We pay to Aurora Management Partners, which is a part of Aurora Capital Group, a base annual management fee for advisory and consulting services pursuant to a written management services agreement. Aurora Management Partners is also entitled to reimbursements from us for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the management services agreement. The base annual management fee is subject to increase, at the discretion of the disinterested members of our Board of Directors, by up to an aggregate of $250,000 in the event that we consummate one or more significant corporate transactions. The base annual management fee has not been increased as a result of any of our acquisitions. The base annual management fee is also subject to increase for specified cost of living increases. The base annual management fee was most recently increased in January 1999 from $540,000. If our EBITDA (earnings before, interest, taxes, depreciation and amortization) in any year exceeds management's budgeted EBITDA by 15.0% or more for that year, Aurora Management Partners is entitled to receive an additional management fee equal to one half of its base annual management fee for that year. Because our EBITDA did not exceed management's budgeted EBITDA by 15.0% in 2001, Aurora Management Partners did not receive this additional management fee in 2001. The base annual management fee payable to Aurora Management Partners, which was $550,000 for 2001, will be reduced as the Aurora partnerships' collective beneficial ownership of our common stock declines below 50%. If the Aurora partnerships' collective beneficial ownership declines below 20%, the management services agreement will terminate. Upon the completion of our recent public offering, the Aurora partnerships' ownership decreased from approximately 66% to approximately 58%.


         If we consummate any significant acquisitions, Aurora Management Partners will be entitled to receive a fee from it for investment banking services in connection with the acquisition. The fee is equal to 2.0% of the first $75.0 million of the acquisition consideration (including debt assumed and current assets retained) and 1.0% of acquisition consideration (including debt assumed and current assets retained) in excess of $75.0 million. Since the formation of Aftermarket Technology Corp., we have paid approximately $5.2 million of fees to Aurora Management Partners for investment banking services in connection with our acquisitions. In January 2001, we paid Aurora Management Partners a $750,000 fee for services in connection with the October 2000 sale of our Distribution Group. We are not obligated to make any payment to Aurora Management Partners at any time that we are in default under our senior subordinated notes or senior bank credit facility.


         In October 1996, we granted options to purchase an aggregate of 48,000 shares of our common stock to Mr. Hardy (a director), Kurt Larsen (a former director) and two of our consultants, all four of whom were then employees of Aurora Capital Group. These options, which have an exercise price of $4.67 per share, become exercisable in one-third increments on each of the first three anniversaries of the date of grant and expire in 2006. In 1997, 12,000 of these options terminated when Mr. Larsen resigned from Aurora Capital Group and, in 2000, one of the consultants exercised 12,000 options.


INDEMNIFICATION AGREEMENTS

         We have entered into separate but identical indemnification agreements with each of our directors and executive officers. These agreements provide for, among other things, indemnification to the fullest extent permitted by law and advancement of expenses.


REGISTRATION RIGHTS

         The holders of common stock outstanding before our initial public offering in December 1996 have "demand" and "piggyback" registration rights pursuant to a stockholders' agreement. In addition, General Electric Pension Trust has "demand" and "piggyback" registration rights with respect to a portion of the shares of our common stock that it owns.

                             APPROVAL OF ADOPTION OF
                            2002 STOCK INCENTIVE PLAN

         At the annual meeting, stockholders will be asked to approve our 2002 Stock Incentive Plan (the "New Plan"), which was adopted by the Board of Directors in February 2002 subject to approval by our stockholders. The New Plan is intended to replace our 1996, 1998 and 2000 Stock Incentive Plans, under which less than 170,000 shares of common stock were still available as of March 1, 2002 for issuance pursuant to options not yet granted.

SUMMARY OF THE NEW PLAN

         The New Plan is substantially the same as our 2000 Stock Incentive Plan except for the number of shares of common stock that are subject to the plan. The following summary of the main features of the New Plan is qualified in its entirety by reference to the complete text of the New Plan, which is set forth as Appendix A to this Proxy Statement.

         GENERAL

         The New Plan is designed to enable us to attract, retain and motivate our employees, non-employee directors and independent contractors, and to further align their interests with those of our stockholders, by providing for or increasing the proprietary interest of such employees, non-employee directors and independent contractors in Aftermarket Technology Corp.

         The New Plan authorizes the grant and issuance of awards that may take the form of stock options, incentive bonuses and incentive stock (any such arrangement, an "Award"). The New Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the New Plan is required in order for each of these exemptions to be satisfied.

         ADMINISTRATION

         The New Plan will be administered by the Compensation and Human Resources Committee, although the full Board of Directors may exercise any authority of the Committee under the New Plan in lieu of the Committee's exercise of such authority.

         Subject to the express provisions of the New Plan, the Committee has broad authority to administer and interpret the New Plan including, without limitation, authority to (i) determine who is eligible to participate in the New Plan and to which of such persons, and when, Awards are granted under the New Plan, (ii) determine the number of shares of common stock subject to Awards and the exercise or purchase price of such shares under an Award, (iii) establish and verify the extent of satisfaction of any performance goals applicable to Awards, (iv) prescribe and amend the terms of the agreements and other documents evidencing Awards, and (v) make all other determinations deemed necessary or advisable for the administration of the New Plan.

         ELIGIBILITY

         Any person who is a director, employee, prospective employee or independent contractor of Aftermarket Technology Corp. or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the New Plan. The Compensation and Human Resources Committee has not yet determined how many individuals are ultimately to participate in the New Plan. While it is generally expected that executives and senior middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to us.

         STOCK SUBJECT TO THE NEW PLAN

         The aggregate number of shares of our common stock that can be issued under the New Plan may not exceed 1,000,000. The number of shares subject to the New Plan and to outstanding Awards under the New Plan will be appropriately adjusted by the Board of Directors if the common stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of our assets. For purposes of calculating the aggregate number of shares of common stock issued under the New Plan, only the number of shares actually issued upon exercise or settlement of an Award and not returned to us upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted, provided that no more than 1,000,000 shares may be issued pursuant to incentive stock options.

         AWARDS

         The New Plan authorizes the grant and issuance of the following types of Awards: stock options, incentive bonuses and incentive stock:

         STOCK OPTIONS. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Compensation and Human Resources Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option and any other terms and conditions, in each case not inconsistent with the New Plan, as may be determined from time to time by the Committee. Options granted under the New Plan may be either incentive stock options qualifying under Code Section 422 ("ISOs") or options not intended to qualify as ISOs ("NQSOs"). The exercise price for options may not be less than 100% of the fair market value of our common stock on the date the option is granted, except that (i) the exercise price of an option may be higher or lower in the case of options granted to employees of a company acquired by us in assumption and substitution of options held by such employees at the time such company is acquired, (ii) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of the common stock on the date the option is granted, and (iii) the exercise price of an option granted to a non-employee director may be lower. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering shares of common stock to us, by a reduction in the number of shares of common stock issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

         INCENTIVE BONUSES. The New Plan authorizes the grant of incentive bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Compensation and Human Resources Committee. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive bonus, including the target and maximum amount payable to a Participant as an incentive bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria that determines the amount payable under an incentive bonus, the period as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an incentive bonus prior to actual payment, forfeiture provisions and any other terms and conditions, in each case not inconsistent with the New Plan, as the Committee may determine from time to time. All or any portion of an incentive bonus may be designed to qualify as "performance-based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an incentive bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus may be reduced by the Committee on the basis of any other considerations as the Committee in its sole discretion may determine.

         INCENTIVE STOCK. Incentive stock is an award or issuance of shares of our common stock, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Compensation and Human Resources Committee deems appropriate. Subject to the express provisions of the New Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive stock Award, including the number of shares subject to an incentive stock Award or a formula for determining such, the purchase price, if any, for the shares (which may be below fair market value), the performance criteria, if any, and level of achievement versus these criteria that determine the number of shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons and any other terms and conditions, in each case not inconsistent with the New Plan, as may be determined from time to time by the Committee. The performance criteria upon which shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any incentive stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an incentive stock Award may be reduced by the Committee on the basis of any other considerations as the Committee in its sole discretion may determine.

         QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(m) LIMITS

         Subject to stockholder approval of the New Plan, the performance criteria for any incentive bonus or any incentive stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria (either individually, alternatively or in any combination) applied to either Aftermarket Technology Corp. as a whole or to a business unit or subsidiary (either individually, alternatively or in any combination) as specified by the Compensation and Human Resources Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes, depreciation and amortization, (d) earnings before interest, taxes and amortization, (e) earnings before interest and taxes, (f) return on equity, (g) total stockholder return,
(h) return on capital, (i) return on assets or net assets, (j) revenue, (k) income or net income, (l) operating income or net operating income, (m) operating profit or net operating profit, (n) operating margin, (o) return on operating revenue, (p) market share and (q) overhead or other expense reduction. The Committee shall adjust appropriately any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) divestitures, and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year.

         The aggregate number of shares of our common stock subject to options granted under the New Plan during any calendar year to any one Participant may not exceed 400,000 unless such limitation is not required under Section 162(m) of the Code. The aggregate number of shares issued or issuable under all Awards granted under the New Plan (other than options) during any calendar year to any one Participant shall not exceed 400,000. The maximum amount payable in cash pursuant to that portion of an incentive bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed $1,000,000.

         CHANGE OF CONTROL

         The Compensation and Human Resources Committee may provide that in connection with a Change of Control (as defined in the New Plan), Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award.

         TRANSFERABILITY OF AWARDS

         Generally, Awards granted under the New Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Compensation and Human Resources Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

         AMENDMENTS AND TERMINATION

         The Board of Directors may amend, alter or discontinue the New Plan or any agreement or other document evidencing an Award made under the New Plan, but no such amendment shall, without the approval of our stockholders: (a) materially increase the maximum number of shares of common stock for which Awards may be granted under the New Plan; (b) reduce the price at which options may be granted below the price provided for in the New Plan; (c) reduce the exercise price of outstanding options; (d) extend the term of the New Plan; or
(e) change the class of persons eligible to be Participants. Also, no amendment may be made that would materially impair the rights of any Award holder unless such Award holder consents to the amendment or is adequately compensated for the impairment. No Awards may be granted under the New Plan after February 20, 2012 (I.E., 10 years after the date of the Board's adoption of the New Plan).

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the New Plan's federal income tax consequences is intended to be a summary of applicable federal law as currently in effect. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the New Plan or of Awards under the New Plan. This discussion does not discuss all federal tax provisions that may apply to a Participant's particular tax situation, including federal gift tax, estate tax and alternative minimum tax issues. Because the federal income tax rules governing Awards and related payments are complex, subject to frequent change and depend on individual circumstances, Participants should consult their tax advisor prior to exercising options or other Awards or disposing of stock acquired pursuant to Awards.

         ISOs

         An optionee generally will not pay tax, and we will not receive a deduction, on the grant or the exercise of an ISO if the optionee exercises the option while one of our employees or within three months following termination of employment (or one year, if termination was due to a permanent disability).

         If an optionee sells the shares acquired upon the exercise of an ISO at any time within one year after the exercise date or two years after the date of grant of the ISO, then:

         o if the optionee's sales price exceeds the exercise price of the ISO, the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or

         o if the optionee's sales price is less than the exercise price of the ISO, the optionee will recognize a capital loss equal to the excess of the exercise price of the ISO over the sales price of the shares.

In this event, we will generally be entitled to a deduction equal to the ordinary income the optionee recognizes. The ordinary income the optionee recognizes generally will be subject to employment and income withholding taxes in addition to any other taxes that might apply.

         If the optionee sells shares acquired upon exercise of an ISO at any time after the optionee has held the shares for at least one year after the exercise of the ISO and at least two years after the date we granted the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and we will not be entitled to any deduction. If the optionee is an "insider", the optionee should consult his or her tax advisor about the possibility of making an election under
Section 83(b) of the Code upon the optionee's exercise of an ISO.

         NQSOs

         The grant of a NQSO to an optionee is generally not a taxable event for the optionee. Upon the optionee's exercise of a NQSO, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the shares the optionee acquired upon exercise (determined as of the date of exercise) over the exercise price of the NQSO. We will be entitled to a tax deduction for the same amount. The ordinary income the optionee recognizes upon exercise may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply. The subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains will be taxable as long term capital gains if the optionee held the shares for more than one year.

         INCENTIVE STOCK

         Incentive stock Awards under the New Plan may be subject to provisions for the delayed vesting of the Participant's rights to the shares. Unless the Participant makes a proper election under Section 83(b) of the Code within 30 days after receipt of the incentive stock (or if the incentive stock is not subject to delayed vesting provisions), the Participant generally will not be taxed on his or her receipt of incentive stock until the restrictions on the incentive stock expire or we removes them. When the vesting provisions expire or we removes them, the Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price, if any, of the incentive stock. We will be entitled to a tax deduction for the same amount.

         If the Participant makes a valid Section 83(b) election (or if the Participant's incentive stock is not subject to delayed vesting provisions), he or she will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of receipt over the purchase price, if any, of the incentive stock. We will be entitled to a tax deduction for the same amount. Participants should consult their tax advisor to determine the tax consequences of making a Section 83(b) election.

         The ordinary income a Participant recognizes in connection with incentive stock may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply. A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price the Participant paid for the shares plus the ordinary income he or she recognized with respect to the shares. The capital gains will be taxable as long-term capital gains if the Participant has held the shares for more than one year.

         INCENTIVE BONUSES

         Upon our payment of an incentive bonus, the Participant will generally recognize ordinary income in an amount equal to the Award, and we will be entitled to a tax deduction for the same amount. The ordinary income the Participant recognizes may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply.

         SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS

         If the Participant is an "insider" (a director, officer or other individual subject to Section 16 of the Exchange Act), he or she may be required to defer his or her determination of the amount of income and the timing of income recognition in connection with an Award under the New Plan, and the beginning of the holding period for any shares the Participant receives, until the expiration of any period during which he or she would be restricted from disposing of any shares he or she received. The Participant will not be required to defer these determinations if he or she makes a valid Section 83(b) election. Participants who are insiders should consult their tax advisor to determine the tax consequences of exercising options granted under the New Plan.

         OTHER TAX ISSUES

         A Participant generally may not deduct investment-related interest to the extent that this interest exceeds his or her net investment income for any year. Investment interest generally includes interest the Participant pays on indebtedness he or she incurs to purchase shares of common stock. A Participant may deduct any interest disallowed under this rule in later years, subject to the same limitation.

         Special rules will apply to a Participant if he or she pays for the exercise or purchase of an Award, or any applicable withholding tax obligations under the New Plan, by delivering previously owned shares of common stock or by reducing the amount of common stock otherwise issuable under the Award. This surrender or withholding of shares will in some circumstances cause the Participant to recognize income with respect to such shares or take a carryover basis in the shares that he or she acquires. Participants should consult their tax advisor to determine the tax consequences of surrendering or withholding shares.

         We generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and we may require the Participant to pay these taxes as a condition to exercise of an Award.

         The terms of the agreements or other documents pursuant to which we makes specific Awards under the New Plan may provide for accelerated vesting or payment of an Award in connection with a Change of Control of Aftermarket Technology Corp. In that event and depending upon the Participant's individual circumstances, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Under these provisions, the Participant would be subject to a 20% excise tax on any "excess parachute payments" and we would be denied any deduction with respect to these payments. Participants should consult their tax advisor as to whether accelerated vesting of an Award in connection with a Change of Control would give rise to an "excess parachute payment."

         As described above, Awards under the New Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve our federal income tax deductions with respect to any compensation we must take into account under Section 162 that is in excess of $1,000,000 and paid to a "covered employee" (as defined in Section 162). We may not be able to deduct any compensation for any year that is attributable to an Award granted to a covered employee and that does not so qualify to the extent this compensation, when combined with other compensation paid to the employee for the year, exceeds $1,000,000. The Compensation and Human Resources Committee currently includes members who are not "outside directors" within the meaning of Section 162(m). Therefore, we anticipate that compensation payable pursuant to Awards under the New Plan will not qualify as performance-based compensation unless we change the Committee to satisfy Section 162(m).

INITIAL GRANTS

         The Compensation and Human Resources Committee has full discretion to determine the timing and recipients of any Awards under the New Plan and the number of shares subject to any such Awards, subject to any limitations contained in the New Plan. Therefore, the benefits and amounts that will be received by each of the Chief Executive Officer, our four other most highly compensated executive officers, our executive officers as a group, our non-employee directors and all other key employees under the New Plan are not presently determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NEW PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                  AUDIT MATTERS

INDEPENDENT AUDITORS

         Ernst & Young LLP was our independent auditor for the year ended December 31, 2001. The appointment of independent auditors is approved annually by the Board of Directors, based in part on the recommendation of the Audit Committee. The Board of Directors has not taken action yet regarding the appointment of our auditors for fiscal 2002. Stockholder approval is not sought in connection with the selection of auditors.

         Representatives of Ernst & Young will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

         Set forth below are the fees billed to us by Ernst & Young for (i) professional services rendered for the audit of our financial statements for the year ended December 31, 2001 and the review of the quarterly financial statements for 2001 and (ii) all other professional services:

Audit Fees..................................    $396,000
Financial Information Systems Design and
   Implementation Fees......................       --
All Other Fees..............................    $423,000
                                                --------
     Total Fees.............................    $819,000

AUDIT COMMITTEE REPORT

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. And, the Audit Committee has considered whether the independent auditors provision of non-audit services to us is compatible with the auditor's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                        The Audit Committee
                                                 Dale F. Frey, Chairman
                                                 Robert Anderson
                                                 Michael Hartnett

                                  ANNUAL REPORT

         Our 2001 Annual Report to Stockholders is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to us at One Oak Hill Center, Suite 400, Westmont, Illinois 60559. In addition, any person wishing to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2001 (excluding the exhibits thereto) may obtain a copy by sending a written request to us at the same address.


                              STOCKHOLDER PROPOSALS
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be received by us on or before December 2, 2002 to be considered for inclusion in the proxy statement for our 2003 Annual Meeting of Stockholders, which is expected to be held on or about May 7, 2003. Generally, a stockholder is eligible to present proposals under Rule 14a-8 if he or she has been for at least one year the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the 2003 Annual Meeting and he or she continues to own such securities through the date on which the meeting is held. Our management may exercise discretionary voting authority with respect to any stockholder proposal that is not submitted for inclusion pursuant to Rule 14a-8 in the proxy statement for the 2003 Annual Meeting if such proposal is received by us after February 18, 2003.


                                      By Order of the Board of Directors,

                                      /s/ Joseph Salamunovich

                                      Joseph Salamunovich
                                      Secretary

April 1, 2002

                                                                      APPENDIX A


                          AFTERMARKET TECHNOLOGY CORP.
                            2002 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE OF PLAN

         The purpose of this 2002 Stock Incentive Plan (this "Plan") of Aftermarket Technology Corp., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors, and to further align the interests of such employees, non-employee directors and independent contractors with those of the stockholders of the Company by providing for or increasing the proprietary interest of such employees, non-employee directors and independent contractors in the Company.

SECTION 2. ADMINISTRATION OF PLAN

         2.1. COMPOSITION OF COMMITTEE. Subject to Section 2.04, this Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors, PROVIDED, HOWEVER, that with respect to any Award (as defined in Section 5.1) intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "Committee" shall refer to a committee of two or more "outside directors" as determined for purposes of applying Code Section 162(m). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

         2.2. POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

                  (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; PROVIDED that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for that date by the Nasdaq National Market System (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the Nasdaq National Market System (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares are traded on the Nasdaq National Market System (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates unless the context otherwise requires;

                  (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

                  (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

                  (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

                  (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

                  (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

                  (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

                  (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

         2.3. DETERMINATIONS OF THE COMMITTEE. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

         2.4. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof.

SECTION 3.  STOCK SUBJECT TO PLAN

         3.1. AGGREGATE LIMITS. At any time, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1)) granted under this Plan shall not exceed 1,000,000; PROVIDED that, notwithstanding
Section 3.3, the aggregate number of Shares that may be issued pursuant to the exercise of ISOs (as defined in Section 5.1(a)) granted under this Plan shall not exceed 1,000,000. The Shares subject to this Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Such limits shall be subject to adjustment as provided in Section 10.

         3.2. CODE SECTION 162(m) LIMITS. The aggregate number of Shares subject to Options (as defined in Section 5.1(a)) granted under this Plan during any calendar year to any one employee of the Company (an "Employee)" shall not exceed 400,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Employee shall not exceed 400,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m).

         3.3. ISSUANCE OF SHARES. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.  PERSONS ELIGIBLE UNDER PLAN

         Any person who is an employee, prospective employee, consultant, director or advisor of the Company (an "Eligible Person") shall be eligible to be considered for the grant of Awards hereunder. A "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5.  PLAN AWARDS

         5.1. AWARD TYPES. The Committee, on behalf of the Company, is authorized under this Plan to grant certain types of arrangements to Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

                  (a) OPTIONS: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times and on such other terms and conditions as are specified in the agreement or other document evidencing the Award (the "Option Document "). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6.

                  (b) INCENTIVE BONUS: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

                  (c) INCENTIVE STOCK: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

         5.2. GRANTS OF AWARDS. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.  OPTIONS

         The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

         6.1. OPTION DOCUMENT. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

         6.2. OPTION PRICE. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Shares on the date the Option is granted except that
(i) the exercise price of an Option may be higher or lower in the case of Options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, and (iii) the exercise price of an Option granted to a director who is not an Employee may be lower.

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         6.3.  OPTION TERM. The "Term" of each Option granted under this
Plan, including any ISOs, shall be ten (10) years from the date of its grant unless the Committee shall provide otherwise.

         6.4. OPTION VESTING. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

         6.5. TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish except, in the case of an ISO, if and to the extent that other procedures are necessary to comply with the provisions of Section 421, 422 or 424 of the Code.

         6.6. PAYMENT OF EXERCISE PRICE. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (f) any combination of (a) through (e).

SECTION 7.  INCENTIVE BONUSES

         Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

         7.1. INCENTIVE BONUS DOCUMENT. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed $3,000,000 in the case of any Award payable in cash.

         7.2. PERFORMANCE CRITERIA. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified within the time period required under Code Section 162(m). The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

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         7.3. TIMING AND FORM OF PAYMENT. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect the payment of any Incentive Bonus to be deferred to a specified date or event.

         7.4. DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8. INCENTIVE STOCK

         Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Committee deems appropriate.

         8.1. INCENTIVE STOCK DOCUMENT. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance, (d) forfeiture, (e) transferability and (f) such further terms and conditions, not inconsistent with this Plan as may be determined from time to time by the Committee.

         8.2. SALE PRICE. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

         8.3. PERFORMANCE CRITERIA. The grant, issuance, retention and/or vesting of Incentive Stock may but need not be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified within the time period required under Code
Section 162(m).

         8.4. DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

         8.5. TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

         9.1. TRANSFERABILITY. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan (nor any interest in such Award) may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as

                                      A-5
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such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family or to a partnership or other entity whose only owners are members of the Participant's immediate family, PROVIDED that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall deem appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

         9.2. QUALIFYING PERFORMANCE CRITERIA. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, previous years' results or a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes, depreciation and amortization, (d) earnings before interest, taxes and amortization, (e) earnings before interest and taxes, (f) return on equity, (g) total stockholder return, (h) return on capital, (i) return on assets or net assets, (j) revenue, (k) income or net income, (l) operating income or net operating income, (m) operating profit or net operating profit, (n) operating margin, (o) return on operating revenue, (p) market share, and (q) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs,
(ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs,
(v) divestitures, and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

         9.3. DIVIDENDS. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

         9.4. DOCUMENTS EVIDENCING AWARDS. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which, for purposes of this Plan, shall not be affected by the fact that an Award is contingent on subsequent approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

         9.5. TANDEM STOCK OR CASH RIGHTS. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

         9.6. FINANCING. The Committee may provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements

                                      A-6
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and restrictions pertinent thereto, including Regulation U promulgated by the
Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, PROVIDED, HOWEVER, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance-based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 11. CHANGE OF CONTROL

         11.1. EFFECT OF CHANGE OF CONTROL. The Committee may, through the terms of the Award or otherwise, provide that any or all of the following shall occur in connection with a Change of Control or a Change of Control Transaction (as those terms are defined in Section 11.2) or upon termination of the Participant's employment following a Change of Control or a Change of Control
Transaction: (a) in the case of an Option, the acceleration of the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the acceleration of the Participant's right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus and/or in the case of Incentive Stock, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award or other procedure whereby the Participant may realize the full benefit of the Award.

         11.2. DEFINITIONS.  Unless the Committee shall provide otherwise,

         "Change of Control" shall mean an occurrence of any of the following events:

                  (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) immediately after which such person or group has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding Voting Securities, except in the case of an acquisition by any person or group that immediately prior to such acquisition already had Beneficial Ownership of more than 50% of the combined voting power of the Company's then outstanding Voting Securities;

                  (b) consummation of (i) a merger, consolidation or reorganization involving the Company unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and all Participants' Awards under this Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger,

                                      A-7
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         consolidation or reorganization, more than 50% of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company; or

                  (c) such other events as the Committee from time to time may specify.

         "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 12. TAXES

         12.1. WITHHOLDING REQUIREMENTS. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

         12.2. PAYMENT OF WITHHOLDING TAXES. Notwithstanding the terms of
Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 13. AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan, but no such amendment shall be made which (i) would materially impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminution has been adequately compensated, or (ii) would have any of the following effects, unless approved by the stockholders of the Company:

                  (a) materially increase the maximum number of Shares for which Awards may be granted under this Plan;

                  (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

                  (c)      reduce the exercise price of outstanding Options;

                  (d)      extend the term of this Plan; or

                  (e) change the class of persons eligible to be Participants.

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SECTION 14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

         No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15. OPTION GRANTS BY SUBSIDIARIES

         In the case of a grant of an option to any Eligible Person employed by a subsidiary of the Company, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the subsidiary for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16. NO RIGHT TO COMPANY EMPLOYMENT

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17. EFFECTIVENESS AND EXPIRATION OF PLAN

         This Plan shall be effective on the date the Board adopts this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; PROVIDED that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

SECTION 18. NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                                      A-9
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SECTION 19. GOVERNING LAW

         This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

SECTION 20. SUCCESSORS

         Upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Awards hereunder are changed into or exchanged for securities issued by an entity (a "Surviving Corporation") other than the Company or as a result of which the Company becomes a direct or indirect subsidiary of another entity whose equity securities are publicly traded (similarly, a "Surviving Corporation") and the class of securities subject to Awards under this Plan cease to be publicly traded, then unless the Company specifies otherwise in the agreement providing for such transaction, either (a) this Plan and the Awards then outstanding under this Plan shall be assumed by the Surviving Corporation and the equity securities of the Surviving Corporation substituted for Shares issuable under this Plan and such Awards, provided that the number of shares subject to the Plan and such Awards and the terms of such Awards shall be adjusted in accordance with Section 10 hereof, or (b) the Surviving Corporation shall substitute equivalent awards for the Awards then outstanding under this Plan, provided that the number of shares subject to and the terms of such Awards shall be adjusted in accordance with Section 10 hereof, or shall provide substantially similar consideration to Participants for their Awards as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards).

                                                                      APPENDIX B

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          AFTERMARKET TECHNOLOGY CORP.
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2002


The undersigned stockholder of Aftermarket Technology Corp. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated April 1, 2002, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints Michael T. DuBose, Barry C. Kohn and Joseph Salamunovich, and each of them (each with full power of substitution and with full power to act without the others), the proxies of the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 8, 2002 at 9:00 a.m., Central time, at the Hilton Lisle/Naperville Hotel, 3003 Corporate West Drive, Lisle, Illinois, and at any adjournment thereof.

             PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

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
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


THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED  BELOW;  WHERE NO CHOICE IS SPECIFIED,  IT WILL           Please       /X/
BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE  DISCRETION OF THE PROXIES WITH RESPECT TO MATTERS  DESCRIBED           mark your
IN PROPOSAL 3.                                                                                                    vote as
                                                                                                                  indicated
                                                                                                                  in this
                                                                                                                  example

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  Election of Directors:

    FOR all nominees listed to          WITHHOLD           INSTRUCTION:  To vote against any nominee, strike a line through the
             the right                  AUTHORITY                         nominee's name in the list below:
     (except as marked to the        to vote for all
             contrary)                  nominees
                                   listed to the right
                / /
                                           / /            Robert Anderson        Dale F. Frey               Gerald L. Parsky
                                                          Richard R. Crowell     Mark C. Hardy              Richard K. Roeder
                                                          Michael T. DuBose      Dr. Michael J. Hartnett    J. Richard Stonesifer

2.  Approval of 2002 Stock Incentive Plan:           3. To vote upon such other  business as may  properly  come before the meeting or any adjournment thereof.
           FOR      AGAINST     ABSTAIN
           / /        / /         / /
                                                                       DATED: _____________________________, 2002

                                                                       ___________________________________________

                                                                       ___________________________________________
                                                                        (Please sign exactly as your name appears
                                                                        hereon. If the stock is registered in the
                                                                        name of two or more persons, each should
                                                                        sign. When signing as an executor,
                                                                        administrator, trustee, guardian, attorney,
                                                                        or corporate officer, please add your full
                                                                        title as such.)
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